UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2011
UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of registrant as specified in its charter)

Delaware Delaware	001-14387 001-13663	06-1522496 06-1493538

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, Connecticut	06831

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 622-3131
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
The sole purpose of this Current Report on Form 8-K/A is to correct typographical errors in the Condensed Consolidated Statements of Cash Flows table on page six of Exhibit 99.1 to the Current Report on Form 8-K furnished by United Rentals, Inc. to the Securities and Exchange Commission on July 19, 2011 (the “Original 8-K”).
Item 2.02.    Results of Operations and Financial Condition.
On July 19, 2011, United Rentals, Inc. (the “Company”) issued a press release and furnished the Original 8-K announcing its results of operations for the quarter ended June 30, 2011. Typographical errors were subsequently discovered in the Condensed Consolidated Statements of Cash Flows table on page six of Exhibit 99.1 to the Original Form 8-K. All other information in the Original 8-K and all information in the Company’s earnings press release and quarterly report on Form 10-Q for the quarter ended June 30, 2011 remains unchanged.
Specifically, the following items are corrected in this Current Report on Form 8-K/A: (i) the amounts reported under “Payments of debt, including subordinated convertible debentures” and “Cash paid in connection with convertible note hedge transactions, net” for the six months ended June 30, 2011 were corrected, (ii) the line item “Cash paid in connection with convertible note hedge transactions, net” was corrected to read “Cash paid in connection with the 4 percent Convertible Senior Notes and related hedge, net” and (iii) the line item “Cash (paid) received for taxes, net” was corrected to read “Cash paid (received) for taxes, net” and the amounts reported on such line item were corrected. A corrected Condensed Consolidated Statements of Cash Flows table is attached as Exhibit 99.1 to this Current Report on Form 8-K/A, and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
99.1          Condensed Consolidated Statements of Cash Flows

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:    July 22, 2011

UNITED RENTALS, INC.
By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.
By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Condensed Consolidated Statements of Cash Flows